UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Pending Asset Sale – Crescent Cool Springs, Franklin, Tennessee

In May 2013, CNL Growth Properties, Inc. (the “Company”), through an operating subsidiary, formed a joint venture (the “Joint Venture”) with Crescent Cool Springs Venture, LLC (the “JV Partner”), an affiliate of Crescent Communities, LLC (“Crescent”), a real estate development group. The Joint Venture acquired a 13.8-acre parcel of land located in Franklin, Tennessee, an affluent suburb of Nashville, upon which it developed, constructed and now operates a 252-unit “Class A” garden-style multifamily community (the “Cool Springs Property”). On September 21, 2015, the Joint Venture entered into a purchase and sale agreement (the “Agreement”) with SHLP Acquisition, LLC, an unaffiliated third party (the “Buyer”), for the sale of the Cool Springs Property to the Buyer or an affiliate of the Buyer for approximately $60.0 million, pursuant to the terms and conditions of the Agreement (the “Sale”). The Agreement contains customary representations, warranties, covenants and indemnities of the Joint Venture and Buyer, and provides for the closing of the Sale on or about September 30, 2015, but not later than October 8, 2015.

As previously reported, three of the Company’s four joint ventures with Crescent decided, in May 2015, to pursue the potential sale of their respective multifamily communities, consisting of Crescent Alexander Village (the “Alexander Property”) and Crescent Crosstown (the “Crosstown Property”), in addition to the Cool Springs Property (collectively, the “Crescent Properties”). The Alexander Property and the Crosstown Property are currently under contract for sale, and are scheduled to close on September 29, 2015 and October 5, 2015, respectively. See the Company’s Current Report on Form 8-K filed September 14, 2015 with the Securities and Exchange Commission. There can be no assurance that the sales of any of the Crescent Properties, including the Cool Springs Property, will be completed within the contemplated times, or at all. The Crescent Properties are currently classified as real estate held for sale in the Company’s financial statements.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2015		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations